We consent to the incorporation by reference in the registration statement of Citizens Banking Corporation on Form S-8 of our report dated February 27, 1995 on our audits of the combined financial statements of the BANC ONE Affiliates Banks in Michigan as of December 31, 1994 and 1993 and for the years then ended, which report is included in Citizens Banking Corporation's Current Report on Form 8-K filed March 15, 1995 and amended on April 28, 1995.


                                 /S/ COOPERS & LYBRAND L.L.P.
                                 ----------------------------
                                 COOPERS & LYBRAND L.L.P.

Columbus, Ohio
July 31, 1996